Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

August 28, 2009 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s SEC filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period July 1, 2009 through July 31, 2009.

Provisional financial information as of July 31, 2009 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended July 31, 2009.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended July 31, 2009:

Estimated financial data of the company for the month ended July 31, 2009

The estimated and unaudited financial data of the Company as of July 31, 2009 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	June 30, 2009	July 31, 2009
Net revenue	$11	$7
Operating income (expense)	$(6,504)	$(15,519)
Profit /(Loss) from operations	$(6,493)	$(15,512)
Other income (expenses), net	$6,184	$153
Preferred Stock:
- Dividend	$—	$—
- Deemed Dividend	$(8,238)	$—
EBITDA	$(8,547)	$(15,359)
Depreciation and amortization	$148	$(146)
Amortization of debt discount and issuance costs	$(141)	$(32)
Interest expense	$(492)	$(277)

Net profit /(loss) attributable to common shareholders	$(9,032)	$(15,814)

Estimated Research and Development expenses were $1.8 million and $1.8 million for the months of June and July 2009, respectively.

Net financial indebtedness

The following table reports the estimated and unaudited net debt financial indebtedness of the Company as of June 30, 2009 and July 31, 2009, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	June 30, 2009	July 31, 2009
Cash and cash equivalents	$11,980	$45,203
Long term obligations, current portion	$(1,560)	$(1,653)
Senior subordinated notes	$—	$(43,363)
Net Financial Standing, current portion	$10,420	$187

Senior subordinated notes	$(43,363)	$—
Long term obligations, less current portion	$(2,174)	$(2,152)
Convertible senior notes	$(23,027)	$(23,027)
Net Financial Standing, less current portion	$(68,564)	$(25,179)
Net Financial Indebtedness	$(58,144)	$(24,992)

The total estimated and unaudited net financial position of the Company as of July 31, 2009 is approximately a negative $24,992 (in thousands of U.S. dollars).

The Company’s 4% Convertible Senior Subordinated Notes Convertible with redemption date of July 1, 2010 come due within the next twelve months.

The Company had no debt that matured during the month of July 2009.

Outstanding notes and preferred shares

The following table discloses information on the Company’s convertible notes as of July 31, 2009, compared with the same information as of June 30, 2009:

Convertible Notes – July 31, 2009

Description	Maturity / Redemption Date	Principal/ Aggregated Stated Value Outstanding as of June 30, 2009	Number of Common Stock Reserve as of June 30, 2009	Principal/ Aggregated Stated Value Outstanding as of July 31, 2009	Number of Common Stock Reserve as of July 31, 2009
4% Convertible Senior Subordinated Notes	1-Jul-10	43,363,000	80,301	43,363,000	80,301
6.75% Convertible Senior Notes	31-Oct-10	1,500,000	14,263	1,500,000	14,263
7.5% Convertible Senior Notes	30-Apr-11	10,250,000	122,620	10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	10,913,000	363,766	10,913,000	363,766

Totals		66,026,000	580,950	66,026,000	580,950

The Company had no outstanding preferred shares as of June 30, 2009 and July 31, 2009.

Regulatory Matters and Products in Development

With respect to the period from July 1, 2009 through July 31, 2009, the Company has no additional information to disclose concerning regulatory matters and products in developments and has received no additional information from the European Medicines Agency (EMEA) or the U.S. Food and Drug Administration (the “FDA”) regarding the request for the marketing of products beyond what was publicly disclosed in the press release issued July 31, 2009. Additionally, in the press release dated August 24, 2009, the Company disclosed that the FDA has accepted and has filed for review the Company’s NDA for pixantrone as treatment for relapsed or refractory aggressive non-Hodgkin’s lymphoma (NHL) and that a Prescription Drug User Fee Act (PDUFA) date will be established by the FDA regarding the review of the pixantrone NDA by September 4, 2009.

Corporate Transactions and Assignment of Assets

With respect to the period from July 1, 2009 through July 31, 2009, the Company has no information to disclose to the market.

Exchange Listing Matters

The Company has no information to disclose related to exchange listing matters.

Update on Outstanding Shares

The number of shares of the Company’s common stock, no par value (the “Common Stock”), issued and outstanding as of June 30, 2009 and July 31, 2009 were 502,342,652 and 541,165,832, respectively.

During the month of July 2009, the following transactions contributed to the change in the number shares of the Company’s outstanding Common Stock:

•	The issuance of 33,731,923 shares in connection with the Company’s public offering of common stock and warrants.

•	The issuance of 7,233,591 shares relating to stock awards under the Company’s 2007 Equity Incentive Plan.

•	The cancellation of 2,142,334 shares under the Company’s 2007 Equity Incentive Plan.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the MTA nor of the modalities by means of which shares of Common Stock were or will be resold.

Debt Restructuring Program

With respect to the period from July 1, 2009 through July 31, 2009, the Company has no information to disclose to the market.

The Company, in July 2009, neither issued any new debt instruments nor bought any debt instruments already issued by the Company.

The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Information about the capacity of the Company to sustain its financial needs

As disclosed in the press release dated July 31, 2009, in July 2009 the Company received $41.7 million, net of underwriting discount, from the sale of 33,731,923 shares of Common Stock and warrants to purchase up to 8,432,981 shares of Common Stock in a public offering described in the Company’s press releases dated July 22, 23, 24, and 28, 2009. Additionally, on August 21, 2009 the Company announced the closing of the sale of $30 million of shares of its Series 2 Preferred Stock and warrants to purchase shares of its common stock in a registered offering to a single institutional investor. The Company received approximately $28.2 million in net proceeds from the offering, after deducting placement agent fees and estimated offering expenses.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading prices of the Company’s securities. Specifically, the risks and uncertainties include that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant; the Company’s operating expenses continue to exceed its net revenues; that the Company may not be able to further reduce its operating expenses; that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation; that the information presented herein with respect to the Company’s convertible notes and convertible preferred stock may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q; as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: media@ctiseattle.com

Investors Contact:

Ed Bell

T: 206.272.4345

Lindsey Jesch Logan

T : 206.272.4347

F : 206.272.4434

E: invest@ctiseattle.com